UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2008

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on November 12, 2008, Smart Online, Inc. (the "Company") notified all of its current convertible noteholders that it was exercising its option to sell up to $1.5 million aggregate principal amount of additional secured subordinated notes due November 14, 2010 on or before December 31, 2008. On November 21, 2008, the Company conducted an initial closing of this tranche with two new investors by selling $500,000 aggregate principal amount of additional secured subordinated notes due November 14, 2010 (the "New Notes") with substantially the same terms and conditions as the initial notes sold on November 14, 2007 and the additional notes sold on August 12, 2008 (collectively with the New Notes, the "Notes"). The Company is obligated to pay interest on the New Notes at an annualized rate of 8% payable in quarterly installments commencing February 21, 2009. The Company is not permitted to prepay the New Notes without approval of the holders of at least a majority of the principal amount of the Notes then outstanding.

On the earlier of the maturity date of November 14, 2010 or a merger or acquisition or other transaction pursuant to which the Company’s existing stockholders hold less than 50% of the surviving entity, or the sale of all or substantially all of the Company’s assets, or similar transaction, or event of default, each noteholder in its sole discretion shall have the option to:

• convert the principal then outstanding on its Notes into shares of the Company’s common stock, or
• receive immediate repayment in cash of the Notes, including any accrued and unpaid interest.

If a noteholder elects to convert its Notes under these circumstances, the conversion price of the New Notes will be the lower of:

• $3.05; and
• the average of the closing bid and asked prices of shares of the Company’s common stock quoted in the Over-The-Counter Market Summary (or, if the Company’s shares are traded on the Nasdaq Stock Market or another exchange, the closing price of shares of its common stock quoted on such exchange) averaged over five trading days prior to the closing date of the sale of the New Notes.

Upon the following events of default and at any time during the continuance of such an event of default, the noteholders have the right, with the consent of the agent appointed for such noteholders, to accelerate payment on their Notes:

• failure to pay any amounts when due;
• non-performance of any material covenant that remains uncured for 15 days;
• any of the Company’s representations and warranties prove to have been false or misleading in any material respect when made;
• one or more judgments, decrees, or orders (excluding settlement orders) for the payment of money in the aggregate of $1,000,000 or more is entered against the Company or a subsidiary and is not discharged or stayed for a period of 60 days; or
• default by the Company or a subsidiary under any agreement related to indebtedness resulting in the acceleration of more than $500,000 of indebtedness.

In addition, payment of the Notes will be automatically accelerated if the Company enters voluntary or involuntary bankruptcy or insolvency proceedings.

The Notes are secured by a first-priority lien on all of the Company’s unencumbered assets.

The New Notes and the common stock into which they may be converted have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. As a result, offers and sales of the New Notes were made pursuant to Regulation D of the Securities Act and only made to accredited investors. Unless and until they are registered, the New Notes and the common stock into which they may be converted may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or applicable securities laws of other jurisdictions.

If Notes are converted into the Company’s common stock and a demand for registration of the shares of common stock is made by a holder of a majority of the converted common stock, the Company has agreed, subject to certain limitations, to use its best efforts to file a registration statement with the Securities and Exchange Commission:

• within 180 days of such demand if:
-the Company is eligible to use Form S-1, and
-the demand is made with respect to at least 40% of the converted common stock then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of selling expenses, would exceed $5 million); and
• within 90 days of such demand if:
-the Company is eligible to use Form S-3, and
-the demand is made with respect to at least 30% of the converted common stock then outstanding and the anticipated aggregate offering price, net of selling expenses, would exceed $2 million.

In addition, if the Company proposes to file a registration statement to register any of its common stock under the Securities Act in connection with the public offering of such securities solely for cash, subject to certain limitations, the Company shall give each noteholder that has converted its Notes into common stock the opportunity to include such shares of converted common stock in the registration. The Company has agreed to bear the expenses for any of these registrations, exclusive of any stock transfer taxes, underwriting discounts, and commissions.

The noteholders have designated Doron Roethler, the Company’s Chairman of the Board of Directors, as bond representative to act as their agent. The Company has agreed that the bond representative and his representatives shall be granted access to its facilities and personnel during normal business hours, shall have the right to have his representative attend all meetings of the Company’s Board of Directors and its committees, and to receive all materials provided to the Board of Directors or any committee of the Board of Directors. The Company has agreed to pay all reasonable travel and lodging expenses of the bond representative related to his access to its facilities and attendance at Board of Directors meetings. In addition, so long as the Notes are outstanding, the Company has agreed that it will not take any of the following actions without approval of the bond representative:

• make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company, except that the Company may own securities of 1-800-Pharmacy, Inc. pursuant to an agreement the Company has with it without obtaining the bond representative’s consent;

• make any loan or advance to any person, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Company’s Board of Directors;

• guarantee any indebtedness except for the Company’s trade accounts or those of a subsidiary arising in the ordinary course of business;

• make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

• incur any aggregate indebtedness in excess of $25,000, other than trade credit incurred in the ordinary course of business;

• increase or approve the compensation of the Company’s named executive officers, including benefits, bonuses, and issuances of equity compensation;

• change the Company’s principal business, enter new lines of business, or exit the current line of business;

• sell, transfer, exclusively license, pledge, or encumber technology or intellectual property;

• create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, other than issuances to employees pursuant to equity compensation plans approved by the Company’s Board of Directors;

• purchase or redeem or pay any dividend on any capital stock, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost; or

• increase the number of shares authorized for issuance to officers, directors, employees, consultants, and advisors pursuant to equity incentive plans or arrangements.

The Company plans to use the proceeds to meet ongoing working capital and capital spending requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

November 21, 2008	By:	/s/ David E. Colburn

Name: David E. Colburn
Title: President and Chief Executive Officer